GALAXY FUND II



GALAXY FUNDS




PROSPECTUS
July 31, 2001




GALAXY II LARGE COMPANY INDEX FUND

GALAXY II SMALL COMPANY INDEX FUND

GALAXY II UTILITY INDEX FUND

GALAXY II U.S. TREASURY INDEX FUND

GALAXY II MUNICIPAL BOND FUND



As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

[LOGO] GALAXY
       FUNDS

CONTENTS

  1    RISK/RETURN SUMMARY

  1    Introduction

  2    Galaxy II Large Company Index Fund

  6    Galaxy II Small Company Index Fund

 10    Galaxy II Utility Index Fund

 14    Galaxy II U.S. Treasury Index Fund

 17    Galaxy II Municipal Bond Fund

 21    Additional information about risk

 22    Investor guidelines

 23    FUND MANAGEMENT

 24    HOW TO INVEST IN THE FUNDS

 24    Buying, selling and exchanging shares

 24     HOW TO BUY SHARES

 25     HOW TO SELL SHARES

 26     HOW TO EXCHANGE SHARES

 26     OTHER TRANSACTION POLICIES

 28    DIVIDENDS, DISTRIBUTIONS AND TAXES

 30    GALAXY II INVESTOR PROGRAMS

 30    Retirement plans

 30    Other programs

 31    HOW TO REACH GALAXY II

 32    FINANCIAL HIGHLIGHTS

 37    MISCELLANEOUS

RISK/RETURN SUMMARY

INTRODUCTION

This prospectus describes the Galaxy II Large Company Index Fund, Galaxy II Small Company Index Fund, Galaxy II Utility Index Fund and Galaxy II U.S. Treasury Index Fund (which are referred to in this prospectus as the GALAXY II INDEX FUNDS) and the Galaxy II Municipal Bond Fund.

On the following pages, you'll find important information about each of the Funds, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective

- the main risks associated with an investment in the Fund

- the Fund's past performance measured on both a year-by-year and long-term basis

- the fees and expenses that you will pay as an investor in the Fund.


THE FUNDS' INVESTMENT ADVISER

Fleet Investment Advisors Inc., which is referred to in this prospectus as the ADVISER, is the investment adviser for the Funds.

AN INVESTMENT IN THE FUNDS ISN'T A BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

GALAXY II LARGE COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations as represented by the Standard & Poor's 500 Composite Stock Price Index (S&P 500).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P 500. The Fund invests substantially all (at least 80%) of its total assets in the common stock of companies included in the S&P 500. Normally, the Fund holds all 500 stocks in the S&P 500, and in approximately the same percentage as each stock is represented in the S&P 500.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant proportion of the S&P 500, those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P 500 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P 500 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P 500 when the purchase of individual securities may be less efficient.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P 500 within a ...95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P 500 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.


[SIDENOTE]
THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.


S&P 500

The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

In addition, the Fund carries the following main risks:

- INDEXING RISK -- Your investment in the Fund will typically decline in value when the S&P 500 declines. Since the Fund is designed to track the S&P 500, the Fund cannot purchase other securities that may help offset declines in the S&P 500. In addition, because the Fund may not always hold all stocks included in the S&P 500 and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P 500, after taking expenses into account.

- SECTOR RISK -- To the extent that the stocks in a particular market sector comprise a significant portion of the S&P 500 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. For example, technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. In addition, technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS -- The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

[SIDENOTE]
MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P 500 as of March 31, 2001 was approximately $20.8 billion.



STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1991        29.07%
1992         7.09%
1993         9.61%
1994         0.96%
1995        37.10%
1996        22.54%
1997        32.81%
1998        28.06%
1999        20.49%
2000        -9.08%

BEST QUARTER
21.23% for the
quarter ending
December 31, 1998

WORST QUARTER
-10.02% for the
quarter ending
September 30, 1998

The Fund's year-to-date return as of the quarter ended June 30, 2001 was 5.69%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2000 as compared to the S&P 500.


                                                                                 SINCE
                              1 YEAR        5 YEARS         10 YEARS            INCEPTION
Large Company Index Fund     -9.08%          17.95%           16.95%          17.36% (10/1/90)
S&P 500                      -9.10%          18.33%           17.44%          17.96% (since 9/30/90)

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)


                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER        OPERATING
                                              FEES      (12b-1) FEES       EXPENSES         EXPENSES
Large Company Index Fund                     0.10%              None          0.37%            0.47%


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown

- you reinvest all dividends and distributions in the Fund

- you sell all your shares at the end of the periods shown

- your investment has a 5% return each year

- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                                       1 YEAR      3 YEARS     5 YEARS      10 YEARS
Large Company Index Fund                                  $48         $151       $263           $591

GALAXY II SMALL COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with smaller stock market capitalizations, as represented by the Standard & Poor's SmallCap 600 Stock Price Index (S&P SmallCap 600).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P SmallCap 600. The Fund invests substantially all (at least 80%) of its total assets in the common stocks of companies included in the S&P SmallCap 600. Normally, the Fund holds all 600 stocks in the S&P SmallCap 600, in approximately the same percentage as each stock is represented in the S&P SmallCap 600. From time to time, however, when deemed advisable by the Adviser, the Fund will not hold all of the stocks in the S&P SmallCap 600 but instead will use a statistical technique known as "portfolio optimization." When using portfolio optimization, the Adviser will consider whether or not to include each stock in the Fund based on that stock's contribution to the Fund's market capitalization, industry representation and exposure to certain fundamentals (such as dividend yield, price-earnings multiple and average growth rates) as compared to the S&P SmallCap 600. When utilized, portfolio optimization is expected to provide an effective method of substantially duplicating the dividend income and capital gains of the S&P SmallCap 600.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P SmallCap 600, those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P SmallCap 600 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P SmallCap 600 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P SmallCap 600 when the purchase of individual securities may be less efficient.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P SmallCap 600 within a .95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P SmallCap 600 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

[SIDENOTE]
THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.


S&P SMALLCAP 600

The S&P SmallCap 600 is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P SmallCap 600 is heavily weighted with the stocks of small companies.

In addition, the Fund carries the following main risks:

- INDEXING RISK -- Your investment in the Fund will typically decline in value when the S&P SmallCap 600 declines. Since the Fund is designed to track the S&P SmallCap 600, the Fund cannot purchase other securities that may help offset declines in stocks represented in the S&P SmallCap 600. In addition, because the Fund may not always hold all stocks included in the S&P SmallCap 600, such as when the Adviser deems it advisable to utilize portfolio optimization, and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P SmallCap 600, after taking expenses into account.

- SMALL COMPANIES RISK -- Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- SECTOR RISK -- To the extent that the stocks in a particular market sector comprise a significant portion of the S&P SmallCap 600 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. For example, technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. In addition, technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS -- The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

[SIDENOTE]

MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P SmallCap 600 as of March 31, 2001 was approximately $576 million.


STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1991        45.42%
1992        12.27%
1993        11.35%
1994        -3.66%
1995        33.11%
1996        19.67%
1997        23.56%
1998        -1.75%
1999        11.66%
2000        11.00%

BEST QUARTER
22.13% for the
quarter ending
March 31, 1991

WORST QUARTER
-20.89% for the
quarter ending
September 30, 1998

The Fund's year-to-date return as of the quarter ended June 30, 2001 was 13.53%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2000, as compared to the S&P SmallCap 600.


                                                                              SINCE
                             1 YEAR         5 YEARS        10 YEARS       INCEPTION
Small Company Index Fund     11.00%          12.48%         15.43%          15.89% (10/1/90)
S&P SmallCap 600             11.80%          13.57%         17.44%          17.33% (since 9/30/90)

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)

                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER       OPERATING
                                              FEES      (12b-1) FEES       EXPENSES        EXPENSES
Small Company Index Fund                    0.10%              None          0.31%             0.41%

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown

- you reinvest all dividends and distributions in the Fund

- you sell all your shares at the end of the periods shown

- your investment has a 5% return each year

- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                       1 YEAR      3 YEARS    5 YEARS      10 YEARS
Small Company Index Fund                 $42         $132       $230           $518